UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12
COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0—11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed

Creating the Undisputed Leader in Silver October 2007 NYSE: CDE TSX: CDM www.coeur.com

Coeur d'Alene Merger with Bolnisi and Palmarejo

3 Transaction Summary Transaction Overview: - May 3, 2007 Coeur announced it had entered into agreements to merge with Bolnisi Gold NL and Palmarejo Silver and Gold Corporation Transaction approved and recommended by all 3 boards, as well as Palmarejo's special committee of independent directors CIBC World Markets has deemed the transaction fair, from a financial point of view Bolnisi's Independent Expert has declared the scheme "fair and reasonable" and in the best interest of shareholders Consideration Offered1: - 272 million Coeur shares2 - Total transaction value of approx US$1.1 billion - % Ownership 50.7:49.3 (Existing Coeur shareholders: PJO/BSG shareholders) - Premium of 14% to the 60 day volume weighted average price of Bolnisi shares - Premium of 32% to the 60 day volume weighted average price of Palmarejo shares Exchange Ratio: - 2.715 Coeur shares for each Palmarejo share - 0.682 Coeur shares for each Bolnisi share Structure: - Plan of arrangement with Palmarejo - Scheme of arrangement with Bolnisi Call options: - Over 19.9% of Bolnisi from Bolnisi directors Transaction Approvals : - 3/4 vote of Bolnisi shareholders, 2/3 vote of Palmarejo shareholders, >50% by Coeur shareholders Other Items: Break-up fee 1% of consideration Note: 1 Based on Coeur last price at close on May 2, 2007 of $4.05; Consideration also includes a nominal amount of cash for each Bolnisi and Palmarejo share. 2 Reflects Coeur shares to be issued in exchange for existing outstanding Bolnisi and Palmarejo shares and in-the-money options.

4 Transaction Milestones Milestone Date Coeur preliminary proxy statement filed with SEC Record Date September 24 October 19 Coeur Shareholder vote December 3 Bolnisi Shareholder vote December 4 Palmarejo Shareholder vote December 4 Transaction closing/issuance of Coeur shares to Bolnisi & Palmarejo shareholders Week of December 17th

What will New Coeur be?

6 Compelling Benefits Transaction positions the New Coeur as the undisputed leader in silver Silver production growth of 142% and gold production growth of 65% between 2007 and 20091 55% reduction in Coeur's expected 2009 cash costs after credits1 Adds substantial exploration/expansion potential to Coeur's existing portfolio Geographical and asset diversification for all three sets of shareholders Coeur's underground and open-pit expertise allows for optimization of the high-grade Palmarejo silver and gold project New Coeur will be a stronger company worthy of a higher multiple and valuation based on the strength of the combined companies 1 Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007

# Strategically Positioned Portfolio





**Kensington Project, Alaska**

| | |
|---|---|
| Reserves: | 1.4 Moz Gold |
| Est. Production:[1] | 120 koz Gold |

**Palmarejo Project, Mexico**

| | |
|---|---|
| M&I Resources: | 88.7 Moz Silver<br>1.0 Moz Gold |
| Inferred: | 61.4Moz Silver |
| Resources: | 0.7 Moz Gold |
| Est. Production:[1] | 10.4 Moz Silver<br>115 koz Gold |

**Rochester Mine, Nevada**

| | |
|---|---|
| Reserves: | 2.4 Moz Silver<br>26 koz Gold |
| Est. Production:[1] | 4.3 Moz Silver<br>63 koz Gold |

**San Bartolomé Project, Bolivia**

| | |
|---|---|
| Reserves: | 155.4 Moz Silver |
| Est. Production:[1] | 6-9 Moz Silver |

**Broken Hill, Australia**

| | |
|---|---|
| Reserves: | 18.0 Moz Silver |
| Est. Production:[1] | 1.8 Moz Silver |

**Cerro Bayo Mine, Chile**

| | |
|---|---|
| Reserves: | 9.3 Moz Silver<br>157 koz Gold |
| Est. Production:[1] | 2.3 Moz Silver<br>54 koz Gold |

**Martha Mine, Argentina**

| | |
|---|---|
| Reserves: | 7.6 Moz Silver |
| Est. Production:[1] | 2.9Moz Silver |

**Endeavor, Australia**

| | |
|---|---|
| Reserves: | 32.0 Moz Silver |
| Est. Production:[1] | 0.6 Moz Silver |

[1] Management estimate of 2007 production except for:
Palmarejo: average of first five years' of production derived from Coeur's Preliminary Assessment of the project
Kensington: management's estimates of life of mine average production once operational
San Bartolomé: management's estimates of life of mine average production range once operational

BOLNISI GOLD NL

COEUR THE PRECIOUS METALS COMPANY

Palmarejo Silver and Gold Corporation

7

8 New Projects Driving Growth Silver Production Profile 2007-20091 1 Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007 Gold Production (koz) 121 78 199

9 Creating Largest Primary Ag Producer Note: 1 Analyst estimates, does not include base metals. Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007 2 Company has announced silver production to increase to 23 million ounces by 2009. Silver Production (20091) Gold Production (koz) 199 0 0 124

10 Generating Industry Leading Growth Note: 1 Analyst estimates, does not include base metals. 2 Represents compound annual growth rate for 2 years from 2007-2009. 3 Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007 Silver Production Growth (2007-20091,2,3)

11 Delivering Low-Cost Ag Production Sources: 1 Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007 2 Based on analyst estimates. 3 All cash costs are net of credits Cash Costs (2009E) 1 2 2 2 2 (3)

12 Note: 1 Company announcements and SEDAR filings. Mineral resources refer to measured and indicated mineral resources and are in addition to mineral reserves. Silver Mineral Reserves and Mineral Resources Leading Silver Resource Base Inferred Silver Mineral Resources (M oz ) Inferred Resources 111.3 2 51.2 59.9 Gold Mineral Resources (koz) Inferred 1,1 4 1 197.8 228.1 Measured & Indicated 1,893 243.4 249.4 Gold Mineral Reserves (koz) Proven & Probable 1 , 546 704.8 607.6

13 Leader in Silver Exploration Outstanding exploration success at existing operations during past year: 51% increase in silver mineral reserve ounces at Cerro Bayo 25% increase in silver mineral reserve ounces at Martha 29% increase in gold mineral reserve ounces at Kensington Additional 30 million contained ounces of indicated silver mineral resources at San Bartolome Exploration expertise of combined company will focus on continued resource growth at Palmarejo: 16 km of strike identified on six main structured trends Zones between defined mineralization untested New targets with similar alterations to Guadalupe un-drilled Current resource derived from only 30% of total tenement Recent doubling of silver and gold resources at Guadalupe underscores exploration potential

14 Source: Bloomberg 1 Liquidity calculated by adding average daily volumes by share by exchange for all exchanges where each company listed for the period 28th April 2006 - 27th April 2007. 2 Converted prices to USD on spot daily spot rate 3 New Coeur calculated by combining the historical liquidity of Palmarejo, Bolnisi and Coeur for the period 28th April 2006 - 27th April 2007. 4 Days to turn float calculated by the end of period shares divided by average daily volume. Only Coeur trading history was used to make this calculation for New Coeur. Liquidity - Trading volume Liquidity - Days to turn float Expected to Maintain Market Leading Liquidity (1) (2) (1) (2) (4) (3)

15 Consistent Silver & Gold Exposure Management estimates. Assumes $657/oz gold price and $12.06/oz silver price Assumes full year of production in 2009 and assumes. Assumes $657/oz gold price and $12.06/oz silver price 1 2 Revenue Split Between Silver and Gold 2009E Palmarejo Project Silver - 66% Gold - 34% 2007E Coeur Silver - 66% Gold - 34%

Adjusted P/NAV - Silver Universe Represents Compelling Value Source Bloomberg, CIBC World Markets Inc.

17 Sufficient Funds to Execute Growth Cash Flow profile1 Management estimates, based on anticipated startup at San Bartolome in February 2008, at Palmarejo in 2009 and production from Kensington in 2009. Based on Palmarejo preliminary assessment completed on September 17, 2007. Assumes analyst consensus prices for gold and silver Cash, cash equivalents, and marketable securities 12/31/09 12/31/07 2

18 Adding Value to Acquisitions Coeur has an excellent track record for delivering added value from its asset base Acquired 1985 Total Acquisition Cost: US$50 million Net Cash Flow to Date: US$180 million (1997-date) Acquired 2005 Total Acquisition Cost: US$39 million (US$15 million to date) Net Cash Flow to Date: US$11 million; >60% of invested capital recouped in 28 months Acquired 2005 Total Acquisition Cost: US$36 million Net Cash Flow to Date:US$35 million; >95% of invested capital recouped in 24 months Broken Hill Endeavor Rochester Acquired 2002 (Martha) and 1990 (Cerro Bayo) Total Acquisition and Development Cost: US$48 million Net Cash Flow to Date: US$79 million Cerro Bayo1 & Martha Total Acquisition Cost = Purchase Price, plus capital expenditure required to initial productions. Net Cash Flow to Date = Profit plus depreciation and amortization less capital expenditure. 1 Operations commenced in 2002; processing facility constructed in 1990.

19 Competitive Advantages Senior management possesses over 300 years of combined global mining experience Near-term internal growth initiatives complemented by development of two new mines and aggressive exploration program In an environment of rising input costs, cash operating costs have been well controlled Proven track record of exploration success, delivering significant increases in mineral reserves and resources at existing operating projects Exploration Expertise Effective Cost Control Balanced Growth Pipeline Management Depth Current portfolio of five mines are all low cost, high rate of return assets located in leading mining jurisdictions Attractive Portfolio

20 Strong Silver Fundamentals Macro drivers: Weak dollar Inflation concerns Strong economic growth - China and India in particular Silver supply: Above ground stocks sharply reduced to only 400Moz, from over 1 Bn oz a decade ago Future mine supply growth is flat, driven by under-funded exploration New mines do not fully replace decline in production from older operations Silver demand: World's most widely-used metal 50% of demand derived from industrial sector Silver is the most efficient conductor of electricity, driving electronics applications Medical applications are an increasingly important source of demand Renewed interest in silver from investors ETF have amassed > 140 Moz (25% of annual worldwide production) 3 more ETFs planned to launch soon

21 The Undisputed Leader in Silver Three new world-leading mines provides unparalleled growth profile: Silver production growth of 142% and gold production growth of 65% between 2007 and 20091 Industry-leading cash costs: 55% reduction in Coeur's expected 2009 cash costs after credits1 Substantial silver resource base with potential for further growth Successful exploration track record & commitment to continue adding new low-cost ounces Financial strength: Operating cash flow expected to more than double1 Sufficient capital in place to deliver growth1 Unrivaled liquidity and leverage to strong silver fundamentals 1 Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007

Appendix A - Overview of Coeur

23 Overview of Coeur Today Incorporated in 1928; listed on NYSE since 1990 Market capitalization of approximately $1 billion Diversified portfolio of assets: 5 operating projects 3 development projects Aggressive exploration program Silver mineral reserves in excess of 224 million ounces Gold mineral reserves in excess of 1.5 million ounces 2006 production of 12.8 million ounces of silver and 116,000 ounces of gold - growing to nearly 30 million ounces of silver in 2009 with the addition of the Palmarejo project1 Unhedged production - fully leveraged to silver and gold prices The most liquid silver stock Note: 1 Assumes the Palmarejo transaction is approved by shareholders and the transaction is completed; Coeur management estimates, based on Palmarejo preliminary assessment completed on September 17, 2007

# Coeur's Evolution




| | 2000 | 2006 | 2009[2] |
|---|---|---|---|
| **Operating mines** | Rochester, Nevada<br>Silver Valley, Idaho<br>Fachinal, Chile<br>Petorca, Chile | Rochester, Nevada<br>Cerro Bayo, Chile<br>Martha, Argentina<br>Endeavor, Australia<br>Broken Hill, Australia | Rochester, Nevada<br>Cerro Bayo, Chile<br>Martha, Argentina<br>Endeavor, Australia<br>Broken Hill, Australia<br>San Bartolome, Bolivia<br>Kensington, Alaska<br>Palmarejo, Mexico |
| **Silver Production[1]** | **11.7 million ounces** | **12.8 million ounces** | **>28 million ounces** |
| **Cash costs[1]** | **$4.24 per ounce of silver** | **$3.33 per ounce of silver** | **<$2.00 per ounce of silver** |
| **Share price[3]** | **$0.94** | **$4.95** | N/A |
| **Net cash/(debt)[1]** | **($180m)** | **$160m** | N/A |

Note:
[1] Coeur Annual Reports/10-Ks for 2000 and 2006; management estimates for 2009; 2000 cash costs exclude primary gold mines.
[2] Assumes the Palmarejo transaction is approved by shareholders and the transaction is completed and that production from Palmarejo, Kensington, and San Bartolome begin as scheduled.
[3] Last price on final trading day of calendar year.

BOLNISI GOLD NL

COEUR
THE PRECIOUS METALS COMPANY

Palmarejo Silver and Gold Corporation

24

25 Strong Management Team Dennis Wheeler Chairman, President and Chief Executive Officer s Chairman since 1992, 30 years with company overseeing growth from single , non - operating asset company to largest primary silver producer in the world, as well as overseeing listing on NYSE ; ha s completed a number of mergers and acquisitions Jim Sabala Executive Vice President and Chief Financial Officer s First joined Coeur in 1981; during his tenure has completed numerous financings , raising over $1 billion, including secondary offerings of Coeur's NYSE listed shares Richard Weston Senior Vice President, Operations s Responsible for operations of all five of Coeur's existing projects and designated operation al responsibility for Kensington, San Bartolome and Palmarejo projects ; 33 y ears of both operational and project development experience Alan Wilder Senior Vice President, Project Development s More than 35 years of mining experience, including senior mine engineering and construction management at world - wide mines for Coeur, Glamis Gold, Cyprus Amax Copper, Newmont and Bechtel; responsible for successful development of all of Coeur's existing projects Don Birak Senior Vice President, Exploration s Over 29 years of global experience in mining; designs and manages all aspe cts of Coeur's global exploration activities and has overseen continued growth in resources and reserves; co - recipient of the Prospectors and Developers Association of Canada Bill Dennis Prospector of the Year Award in 2001

26 Strong Operating Assets Rochester Mine, Nevada Cash costs below $1.00/oz in 2007 due to transition to processing activities only Continued metal production expected through 2011 Expect 4.3 Moz silver and 63,000 gold production in 2007 Cerro Bayo Mine, Chile Low cost silver production 51% increase in silver mineral reserves (6/30/07 vs. 12/31/06) Expect approx. 2.3 Moz silver and approx. 54,000 oz gold production in 2007 Continued exploration success Martha Mine, Argentina Among world's highest silver grades; 25% increase in silver mineral reserves (6/30/07 vs. 12/31/06) Expect nearly 2.9 Moz silver production in 2007 New flotation mill to be completed by end 2007 Continued exploration success Endeavor, Australia Low-cost, long-life silver production 38% increase in silver mineral reserves (6/30/06 vs. 6/30/05) Expect 600,000 oz silver production in 2007 Broken Hill, Australia Low-cost, long-life silver production 20% increase in silver mineral reserves (6/30/06 vs. 6/30/05) Expect nearly 1.8 Moz silver production in 2007

27 Cerro Bayo Underground Mine 2006 production 2.3 million silver ounces (18% of company total) 41,000 gold ounces (35% of company total) 2006 cash costs US$3.04 per silver ounce (net credits) Commenced production in June 2002 (3 yrs mineral reserves) Maintained consistent mine life based on mineral reserves, annual discoveries and conversion of resources to reserves Landholding of over 107 square miles (277 square kilometers) Over 50 major veins discovered to date Consistent track record of discovery to support continued production New discoveries of Dagny, Cascada and Fabiola vein systems Proven and probable silver mineral reserves increased to 9.3 million contained ounces as of June 30th, 2007, an increase of 51% compared to December 31st, 2006 levels Cerro Bayo, Chile

28 Martha Underground Mine Acquired in April 2002 for US$2.5 million with mineral resources of 2.5 million silver ounces Over 11 million silver ounces mined since acquisition 2006 production 2.7 million silver ounces (21% of company total) 3,000 gold ounces (3% of company total) 2006 cash costs US$4.88 per silver ounce (net credits) 2007 exploration success resulted in 25% increase in proven and probable silver mineral reserves to 7.6 million contained ounces, versus December 31, 2006 levels Presently constructing US$14 million 240 tpd, stand-alone mill due to continued exploration success; on track to be completed by end 2007 Highest-grade silver property in Coeur's portfolio Martha, Argentina

29 Rochester Open Pit Mine 2006 production 5.1 million silver ounces (40% of company total) 71,900 gold ounces (62% of company total) 2006 cash costs US$2.80 per silver ounce (net credits) World's largest open pit primary silver mine and eighth largest primary silver mine Mining activities ceased in August 2007 Residual leaching to continue to recover metal to 2011 at extremely low cash costs Commenced production in 1986 with five-year mine life Produced 120 million ounces of silver and over one million ounces of gold during 21 year mine life New exploration initiative underway to extend mine life through mineral resource conversion, testing of new targets with potential for high-grade silver and gold deposits recovery of ore-grade material from screening and reclamation of waste rock Rochester Mine, Nevada

30 Broken Hill Underground Mine 2006 production 2.2 million silver ounces (17% of company total) Acquired silver reserves and production up to 17.2 million payable silver ounces in Sept. 2005 Purchase price of US$36 million Has generated net cash flow >95% of original investment Attractive acquisition terms: <1.0x NAV, $4.40/oz TAC, 3.1x EBITDA Low-cost production Coeur pays project operator (Perilya Limited) US$2.00/oz plus smelting and refining costs, plus a capped incentive linked to production targets 1 20% increase in mineral reserves from June 30th, 2005 to June 30th, 2006 High level of confidence that cap will be reached Broken Hill, Australia 1 Based on terms set forth in the silver sales agreement dated 8 September 2005

31 Endeavor Underground Mine 2006 production 0.50 million silver ounces (4% of company total) Acquired silver reserves and production up to 20 million payable silver ounces in May 2005 Purchase price of US$39 million (US$15m paid to date) Generated almost US$11 million of net cash flow to date Attractive acquisition terms: <1.0x NAV, $3.50/oz TAC, 6.8x EBITDA Zinc/lead/silver mine operated by CBH Resources Ltd Coeur pays CBH US$1.00/oz plus smelting and refining costs plus 50% of difference between spot price and US$7.00/oz, payable once 2m ounces are received 1 Coeur pays CBH US$0.25/oz for reserves increases 39% increase in mineral reserves from June 30th, 2005 to June 30th, 2006 High level of confidence that cap will be reached Endeavor, Australia 1 Based on terms set forth in the amended silver sales agreement dated 28 March 2006

32 San Bartolome Surface Silver Mine Largest pure silver mine in the world Production on schedule for February 2008 startup Initial annual production of 9 million silver ounces Estimated mine life of 14 years Estimated cash costs of US$4.00 per ounce Estimated capital expenditures of US$130 million in 2007 Safety leader with over 1.3 million man hours without a lost time accident Silver mineral reserves increased by 3.5 million ounces to a total of 155.4 million ounces as of June 30th, 2007 Additional indicated mineral resources increased to 32.3 million silver ounces from 160,000 ounces as of June 30th, 2007 Proceeding towards reasonable tax certainty Legislation passed by Bolivian lower house, now in front of Senate 50/50 split of net profits; recognition of value added contribution VAT tax and import duty exemptions granted by Bolivian government

33 Kensington Underground Gold Mine Estimated annual production of 150,000 gold ounces in initial years Estimated cash costs of $310 per gold ounce in early years 10-15 year mine life Estimated capital expenditure of US$238 million; >90% complete All construction activities complete except for tailings storage facility Environmental groups have announced desire to co-operate on tailings plan Overwhelming community support Exploration activities during 2006 increased overall grade 25% and added 300,000 ounces to mineral reserves

34 Significant Mineral Reserves and Resources (Current) Silver (millions ounces)1 Gold (thousand ounces)1 Note: 1 Sourced from Coeur technical reports, 10-Qs and other public disclosure. Additional Mineral Resources Additional Mineral Resources

35 Strong Portfolio Management Note: 1 Sourced from Coeur technical reports, 10-Ks, 10-Qs and other public disclosure. 2 Combined Endeavor and Broken Hill, Silver Valley sold for a profit of $15m. Production and Cash Cost 1 Sale of high cost Silver Valley operations Replacing older, higher cost mines with lower cost operations

36 Effective Cost Control In an environment of rising input costs, Coeur has reduced cash costs Cash cost increases1,2 Note: 1 Based on 10-Q disclosure for each company. 2 Represents cash costs before credits.

37 Strong Cash Flow Generator Re-engineered portfolio well positioned to exploit record metals prices Note: 1 Coeur 10-Q and 10-K disclosure. 2 Defined as net revenue less direct production costs. 2 Annual Financial Performance (1)

Appendix B - Overview of Palmarejo Project

39 Located in Mexico's premier silver district in Chihuahua and the Sierra Madre belt Land holdings cover more than 12,100 hectares Tremendous exploration potential Substantial findings to date Significant potential for future discoveries Current M&I resource 88.7 Moz Ag 1.0 Moz Au Current Inferred resource 61.4 Moz Ag 0.7 Moz Au Initial reserves expected at year-end Construction underway Production expected to begin in 2009 Palmarejo Project Overview

40 Palmarejo Project Development Coeur is evaluating its preferred combined open pit and underground mine plan for Palmarejo Based on its extensive underground mining experience, Coeur believes that this approach will optimize production at the Palmarejo Project, delivering a wide range of benefits: Extended mine life Reduced strip ratio Access higher grade materials earlier Flexibility to change target mining areas as new information becomes available Reduced environmental risk with less waste produced and single tailings dam Joint Coeur - Bolnisi/Palmarejo Project Development Committee ('PDC') established to oversee project development until transaction close Coeur is already taking a major role in development of Palmarejo, with a highly experienced team on site including Coeur Technical Director and project manager, Stuart Mathews

41 5.2 million recovered silver ounces 74,000 recovered gold ounces Underground 5.1 million recovered silver ounces 41,000 recovered gold ounces Open Pit $203 million Initial Capital Costs $253 million Life of Mine Capital Costs 9 years Mine Life1 2,000 tonnes underground 2,400 tonnes open pit Mine Throughput (tonnes per day) 1 Estimated Average Annual Production1: Total Est. Avg Operating Costs1: Preliminary Assessment ($0.41) per recovered silver ounce Note: Reflects initial five years of mining of Measured and Indicated Resources; cash costs net of credits. Mineral resources that are not mineral reserves do not have demonstrated economic viability. 10.4 million recovered silver ounces 115,000 recovered gold ounces Total

42 Capital Costs Coeur's estimate of capital costs is set out below: US$m Expenditure to First Production Life-of-Mine Expenditure Process and ancillary facilities 67.0 67.0 Tailings and environmental dam 20.0 40.0 Workforce camp 6.0 6.0 Line power 9.0 9.0 Owner costs 15.0 15.0 Open pit mine capital costs 25.7 25.7 Underground mine capital costs 29.9 61.0 Total 172.6 223.7 Contingency 30.0 30.0 Total (including contingency) 202.6 253.7

43 Project Construction

44 Exploration Potential 16 km of strike identified on six main structured trends Zones between defined mineralization untested New targets with similar alterations to Guadalupe un-drilled Guadalupe contains 38.9m ounces of silver and 400,000 ounces of gold resources Current resource derived from only 30% of total tenement Recent resource update at Guadalupe underscores exploration potential of the property1: Inferred silver resources increased by nearly 80% Inferred gold resources increased by over 100% Addition of 3.8 million ounces of silver upgraded from inferred to indicated resources Note: Reflects Palmarejo Updated Resource Statement - September 2007

45 Significant Exploration Upside $40m spent to date Only ~30% of Palmarejo tenements have been explored Palmarejo Trend Long NW-SE structure Dips SW Multiple ores shoots (clavos) Guadalupe Trend Long NW-SE structure Dips NE Multiple clavos La Patria Trend Higher Au:Ag Near surface potential (+200m)

46 Historical Silver Mineral Resources Palmarejo - Generating Resource Growth Exploration has delivered strong growth and increased confidence in the mineral resources 50% compound annual growth rate in mineral resources since 2004 Nearly 60% in measured and indicated categories Inferred mineral resources increased by nearly 20 million Ag ounces in 2007 Mineralization remains open for expansion

Appendix C - Silver Fundamentals

48 Strong Fundamentals Underpin Silver Silver has outperformed gold in the current cycle, driven by favorable fundamentals The silver supply/demand balance in in deficit - for the 15th year running Supply Above ground stocks sharply reduced to only 400Moz, from over 1 Bn oz a decade ago Future mine supply growth is flat, driven by underfunded exploration New mines coming on-stream do not fully replace decline in production from older operations Demand 50% of demand has been from the industrial sector Decline in demand from photographical applications balanced by reduced scrap availability, new demand sources Medical applications are an increasingly important source of demand Silver is the most efficient conductor of electricity, driving electronics applications Renewed interest in Silver from Investors: ETF have amassed > 140 Moz (25% of annual worldwide production), and 3 more ETFs planned to launch soon

49 Demand Driven by Industrial Uses World Silver Consumption by Segment, 2006 (Total demand: 912 million ounces) 1 Note: 1 World Silver Survey 2007, published by The Silver Institute.

50 Demand Exceeds Primary Supply Fabrication demand vs. mine production1 Note: 1 World Silver Survey 2007, published by The Silver Institute.

51 Above Ground Silver Stocks Declining Identifiable Silver Bullion Stocks 43% below levels of 10 years ago1 Note: 1 World Silver Survey 2007, published by The Silver Institute.

Appendix D - Reserves and Resources

53 Mineral Reserves correspond to Ore Reserves per US SEC classification. Metal prices used to determine ore reserves were $8.00/oz. Ag and $475.00/oz. Au at Rochester; $10.00/oz Ag at Endeavor; $10.00/oz Ag and $550.00/oz. Au at Cerro Bayo and Martha; $10.12/oz Ag. at Broken Hill; $8.00/oz Ag at San Bartolome; and $550.00/oz Au at Kensington. Endeavor and Broken Hill reserves are as of June 30, 2006. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the reserves disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43- 101 and are available for review on SEDAR. Mineral Reserves; Current Probable Mineral Reserves Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 552.3 7.74 0.134 4,275 74 Martha Argentina 80.1 61. 52 0.082 4,930 6.6 San Bartolo me Bolivia 46,08 1 3.37 - 155,389 - Kensington Alaska, USA 4,419 - 0.306 - 1,352 Endeavour Australia 11,700 1.40 - 16,563 - Broken Hill Australia 2,840 1.18 - 3,368 - 184,525 1,433 Proven Mineral Reserves Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA 3,720 0.66 0.007 2,436 26 Cerro Bayo Chile 598. 5 8.3 8 0.139 5,017 83 Martha Argentina 33.6 78. 70 0.116 2,646 3. 9 San Bartolome Bolivia - - - - - Kensington Alaska, USA - - - - - Endeavour Australia 9,700 1.60 - 15,420 - Broken Hill Australia 10,060 1.46 - 14,648 - 40,167 112.9

54 Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR. Mineral Resources; Current Measured Mineral Resource Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA 12,304 0.94 0. 007 11,598 88 Cerro Bayo Chile 45 9 8.87 0.15 1 4,070 70 Martha Argentina 21.5 52.04 0.0 68 1,125 2 San Bartolome Bolivia - - - - - Kensington Alaska, USA - - - - - Endeavour Australia 3,800 3 ..00 - 11,259 - Broken Hill Australia 2,110 2.31 - 4,870 - 32,922 160 Indicated Mineral Resource Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA 2,931 0.92 0.007 2,705 21 Cerro Bayo Chile 725 5.78 0.1 3 9 4,195 101 Martha Argentina 35.3 80.07 0.0 78 2,110 2 San Bartolome Bolivia 11,918 2.71 - 32,340 - Kensington Alaska, USA 3,136 - 0. 199 - 623 Endeavour Australia 4,500 3.10 - 14,105 - Broken Hill Australia 1,510 1.96 - 2,956 - 58,411 747

55 Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR. Mineral Resources; Current Inferred Mineral Resource Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 1,145 8.40 0.155 9,606 17 8 Martha Argentina 73.9 107.72 0.05 0 3,374 1.5 San Barto lome Bolivia 225 1.78 - 400 - Kensington Alaska, USA 1,184 - 0.205 - 243 Endeavour Australia 1,100 2.5 0 - 2,765 - Broken Hill Australia 7,260 4.64 - 33,674 - 49,819 420

56 Mineral Reserves; Year-end 2005 Mineral Reserves correspond to Ore Reserves per US SEC classification. Metal prices used to determine ore reserves were $6.50/oz. Ag and $410.00/oz. Au except Endeavor which uses a $7.06/oz Ag. Endeavor and Broken Hill reserves are effective as of June 30, 2005 and March 31, 2005, respectively. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the reserves disclosed herein are contained in the technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR. All 2005 reserve and resource statements are from continuing operations only. Probable Mineral Reserves Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 496 7.48 0.13 3,712 64 Martha Argentina 42 61.26 0.08 2,566 3 San Bartolome Boliv ia 46,176 3.29 - 151,882 - Kensington Alaska, USA 4,206 - 0.25 - 1,050 Endeavour Australia 6,614 2.22 - 14,661 - Broken Hill Australia 2,998 1.27 - 3,822 - 176,643 1,117 Proven & Probable 210,475 1,300 Proven Mineral Reserves Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA 10,168 0.86 0.011 8,765 113 Cerro Bayo Chile 439 8.58 0.15 3,764 68 Martha Argentina 25 58.69 0.08 1,488 2 San Bartolome Bolivia - - - - - Kensington Alaska, USA - - - - - Endeavour Australia 5,512 1.58 - 8,681 - Broken Hill Australia 8,522 1.31 - 11,134 - 33,832 183

# Mineral Resources; Year-end 2005





## Measured Mineral Resource

| Property | Location | Short tons (000's) | Grade (oz/ton) | | Ounces (000's) | |
|---|---|---|---|---|---|---|
| | | | Silver | Gold | Silver | Gold |
| Rochester | Nevada, USA | 11,734 | 1.03 | 0.01 | 12,051 | 117 |
| Cerro Bayo | Chile | 660 | 6.42 | 0.13 | 4,237 | 85 |
| Martha | Argentina | 25 | 38.46 | 0.05 | 975 | 1 |
| San Bartolome | Bolivia | - | - | - | - | - |
| Kensington | Alaska, USA | - | - | - | - | - |
| Endeavour | Australia | 5,291 | 2.13 | - | 11,267 | - |
| Broken Hill | Australia | 5,655 | 1.84 | - | 10,407 | - |
| | | | | | 38,937 | 203 |

## Indicated Mineral Resource

| Property | Location | Short tons (000's) | Grade (oz/ton) | | Ounces (000's) | |
|---|---|---|---|---|---|---|
| | | | Silver | Gold | Silver | Gold |
| Rochester | Nevada, USA | 3,912 | 1.03 | 0.01 | 4,018 | 39 |
| Cerro Bayo | Chile | 1,558 | 3.72 | 0.08 | 5,797 | 122 |
| Martha | Argentina | 17 | 31.21 | 0.04 | 516 | 1 |
| San Bartolome | Bolivia | 70 | 2.29 | - | 160 | - |
| Kensington | Alaska, USA | 617 | - | 0.44 | - | 269 |
| Endeavour | Australia | 1,102 | 2.39 | - | 2,636 | - |
| Broken Hill | Australia | 1,742 | 1.72 | - | 3,002 | - |
| | | | | | 16,129 | 431 |
| Measured and Indicated | | | | | 55,066 | 634 |

Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR. All 2005 reserve and resource statements are from continuing operations only.

BOLNISI GOLD NL

COEUR
THE PRECIOUS METALS COMPANY

Palmarejo Silver and Gold Corporation

57

58 Mineral Resources; Year-end 2005 Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. A detailed discussion of the assumptions, parameters, methods and other factors used to calculate the resources disclosed herein are contained in the most recent technical report for each of the respective properties listed above. The technical reports have been prepared in accordance with National Instrument 43-101 and are available for review on SEDAR. All 2005 reserve and resource statements are from continuing operations only. Inferred Mineral Resource Grade (oz/ton) Ounces (000's) Property Location Short tons (000's) Silver Gold Silver Gold Rochester Nevada, USA - - - - - Cerro Bayo Chile 1,895 8.13 0.11 15,414 212 Martha Argentina 93 49.8 0.06 4,611 5 San Bartolome Bo livia 1,096 3.52 - 3,851 - Kensington Alaska, USA 2,499 - 0.23 - 584 Endeavour Australia 2,094 1.6 - 3,360 - Broken Hill Australia 3,428 2.17 - 7,429 - 34,665 801

59 Note: 1 Source: Palmarejo Updated Resource Statement - September 2007 - A 0.8 g/t AuEq cutoff has been applied to Palmarejo - only those blocks with higher interpolated grade than these cut-offs have been included in the resource statement above. 2 Source: Palmarejo Updated Resource Statement - September 2007 - 0.8 g/t AuEq cut-off has been applied to Guadalupe to a depth of 150 meters below surface and a 2.5 g/t AuEq cut-off has been applied for mineral resources occurring deeper than 150 meters below surface - only those blocks with higher interpolated grade than these cut-offs have been included in the resource statement above. 3 Source: Palmarejo Updated Resource Statement - September 2007 - A 0.8 g/t AuEq cut-off has been applied to the La Patria resource estimate. Only those blocks with higher interpolated grade than this cut-off have been included in the resource statement above. Resources: Palmarejo Resources Palmarejo 1 Guadalupe 2 La Patria 3 Silver (Oz) Gold (Oz) Silver (Oz) Gold (Oz) Silver (Oz) Gold (Oz) Measured 32,520,000 367,000 0 0 0 0 Indicated 52,390,000 571,000 3,790,000 49,000 0 0 Subtotal 84,910,000 938,000 3,790,000 49,000 0 0 Inf erred 22,290,000 203,000 35,120 ,000 34 5,000 4,030,000 171,000

60 Resources: Palmarejo

61 Resources: Guadalupe

62 Resources: La Patria

Appendix E - Cautionary Language

64 Cautionary Statement This presentation contains forward-looking statements within the meaning of securities legislation in the United States and Canada including statements regarding a possible transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Coeur's control. Operating, exploration and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur's reports on Form 10-K and Form 10-Q. As disclosed in this presentation, there are risks that the parties will not proceed with the transaction, that the ultimate terms of the transaction will differ from those that currently are contemplated, and that the results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities or the possible transaction.

65 Cautionary Statement Donald J. Birak, Coeur's Senior Vice President of Exploration, is the qualified person responsible for the preparation or supervision of the scientific and technical information in this document. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Rochester, Cerro Bayo, Martha, san Bartolome, Kensington, Endeavor and Broken Hill projects as filed on SEDAR at (www.sedar.com). For a description of the key assumptions, parameters and methods used to estimate mineral resources for the Palmarejo project, please see the Technical Reports as filed on SEDAR at (www.sedar.com). This presentation uses the terms 'Measured", "Indicated" and "Inferred" Resources. U.S. investors are advised that while such terms are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognise them. "Inferred Resources" have a great amount of uncertainty as to their existence and as to their potential economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The definitions of proven and probable mineral reserves under Canadian National Instrument 43-101 are substantially identical to the definitions of such ore reserves under Guide 7 of the SEC's Securities Act Industry Guides. Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. Under Canadian rules, estimates of Inferred Resources may not form the basis of a pre-feasibility or feasibility study. U.S. investors are cautioned not to assume that all or any part of Measured or Indicated Resources will ever be converted into reserves. U.S. investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is potentially economical or legally mineable.

66 Additional Information The definitive proxy statement that Coeur has filed with the United States Securities and Exchange Commission ("SEC") and Canadian securities regulators and mailed to its shareholders contains information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the definitive proxy statement carefully, as it contains important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the definitive proxy statement from Coeur by mail, shareholders may also obtain the definitive proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC's website (www.sec.gov) and the Canadian securities regulators' website (www.sedar.com) or, without charge, from Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur's shareholders with respect to the proposed transaction. Information regarding any interests that Coeur's executive officers and directors may have in the proposed transaction is set forth in the definitive proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act. Copies of the merger implementation agreements and certain related documents have been filed with the SEC and Canadian securities regulators and are available at the SEC's website at (www.sec.gov) and at the Canadian securities regulators' website at (www.sedar.com).